Exhibit 1


                        ARTHUR KORN, CPA (LETTERHEAD)



January 5, 2001



Securities and Exchange Commission
Washington, D.C. 20549

Subject: Change in certifying accountant for Advanced Precision Technology, Inc. SEC No. 000-31171

Ladies and Gentlemen:

I was previously principal accountant for Advanced Precision Technology, Inc. and on June 6, 2000, I reported on the Financial Statements of Advanced Precision Technology, Inc., as of and for the years ended December 31, 1999 and 1998. I have read Advanced Precision Technology, Inc. statements included under Item 4 of its Form 8-K dated January 5, 2001 and I agree with such statements.

/s/ Arthur Korn, CPA
Clayton, CA
January 5, 2001